Oportun Reports Third Quarter 2019 Results
Revenue Grows 20% Year Over Year

•	Total revenue of $153.9 million, up 20% year over year

•	Fair Value Pro Forma (“FVPF”) total revenue of $153.6 million, up 22% year over year

•	Net Income of $10.0 million, FVPF Adj. Net Income of $15.3 million and Adj. EBITDA of $18.6 million

•	Aggregate originations of $543.5 million, up 19% year over year

•	Managed principal balance at end of period grew 25% year over year to $2.0 billion

SAN CARLOS, CA – November 12, 2019 – Oportun Financial Corporation (NASDAQ: OPRT) (“Oportun”) today reported financial results for the third quarter ended September 30, 2019.

The Company reported total revenue of $153.9 million, up 20% from the prior-year period, and net income of $10.0 million. On a fair value pro forma1 (“FVPF”) basis, the Company reported total revenue of $153.6 million, adjusted net income of $15.3 million and adjusted EBITDA of $18.6 million. Aggregate originations in the quarter grew 19% year over year to $543.5 million, and managed principal balance at end of period grew 25% year over year to $2.0 billion.

“We delivered strong results in the third quarter--our first as a public company--with continued profitability, significant growth across both our customer base and aggregate originations, and progress on the development of our new products,” said Raul Vazquez, CEO of Oportun. “As we look ahead toward the remainder of 2019 and beyond, we are in an excellent position to deliver on our strategic initiatives and extend our mission to provide inclusive, affordable financial services that empower our customers to build a better future.”

3Q19 Results

GAAP			Fair Value Pro Forma[1]
Total Revenue	$153.9		Total Revenue	$153.6
Net Income	$10.0		Adj. Net Income	$15.3
Net Loss Per Share	($6.39)		Diluted Adj. EPS	$0.64
			Adj. EBITDA	$18.6
	Net Charge-Off Rate	8.1%
Dollars in millions, except Net Charge-Off Rate and EPS calculations.

1 To facilitate useful measures for period-to-period comparisons of Oportun's business, the Company presents key financial information on a fair value pro forma basis, as if the fair value option had been elected since inception for all loans originated and held for investment and all asset-backed notes issued. Fair value pro forma are non-GAAP financial measures, which the Company reports in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled “About Non‑GAAP Financial Measures” for an explanation of non‑GAAP measures, and the table entitled “Reconciliation of Non‑GAAP Financial Measures” for a reconciliation of GAAP to non‑GAAP measures.

Third Quarter 2019 – Financial and Operating Highlights

To facilitate useful measures for period-to-period comparisons of Oportun's business, the Company has provided below unaudited financial information for the three- and nine-month periods ended September 30, 2019 and 2018 on a GAAP basis as well as a Fair Value Pro Forma basis (“FVPF”). The FVPF financial results reflect the Company's performance as if the fair value option had been elected since inception for all loans originated and held for investment and all asset-backed notes issued.

Third Quarter 2019 Financial Results

Total Revenue and FVPF Total Revenue – Total revenue was $153.9 million, increasing 20% compared to the prior-year quarter. FVPF total revenue was $153.6 million, up 22% compared to the prior-year quarter. The increase in total revenue and FVPF total revenue was driven by aggregate loan originations in the quarter growing 19% year over year to $543.5 million, and managed principal balance at end of period growing 25% year over year to $2.0 billion.

Net Income and FVPF Adjusted Net Income – Net income was $10.0 million, as compared to $20.8 million in the prior-year quarter. The difference was primarily due to the impact of the Company's transition to fair value accounting in 2018. FVPF adjusted net income was $15.3 million as compared to $2.4 million in the prior-year quarter. The difference reflects stronger revenue due to greater originations, better than expected credit performance, and improvement in loan value in 3Q 2019 based upon improved lifetime loan losses and lower interest rates and credit spreads as compared to 3Q 2018. FVPF adjusted net income as a percentage of FVPF total revenue for these periods was 10.0% and 1.9% for 3Q 2019 and 3Q 2018, respectively.

Net Loss Per Share and FVPF Diluted Adjusted EPS – Net loss per share, basic and diluted, was $6.39 in the third quarter of 2019. In accordance with GAAP, the company allocated net income to convertible preferred stockholders due to a beneficial conversion feature triggered upon completion of its initial public offering. FVPF diluted adjusted EPS, which includes preferred stock on an as converted basis in common share count and thus allocated all FVPF net income to common stockholders, was $0.64.

FVPF Adjusted EBITDA – FVPF adjusted EBITDA was $18.6 million, down from $21.8 million in the prior-year quarter. FVPF adjusted EBITDA as a percentage of FVPF total revenue was 12.1% and 17.3% for 3Q 2019 and 3Q 2018, respectively. The decrease from the prior-year quarter was primarily due to investments associated with new products and services that totaled $3.7 million in the third quarter of 2019 as well as additional expenses associated with growth in the Company's technology team and public company readiness. Absent our investments in new products, we would have seen higher adjusted EBITDA year over year.

Credit and Operating Metrics

Net Charge-Off Rate – The annualized net charge-off rate for the quarter was 8.1%, compared to 6.9% for the prior-year quarter. Net charge-offs this quarter were better than anticipated, and management's credit outlook remains stable.

Delinquency Rate – 30+ day delinquencies were 3.8% at the end of the quarter, compared to 3.5% at the end of the prior-year quarter, consistent with expectations.

Operating Efficiency and FVPF Adjusted Operating Efficiency – Operating efficiency for the quarter was 65.0% as compared to 57.2% in the corresponding prior-year quarter. FVPF adjusted operating efficiency for the quarter was 57.9%, as compared to 56.9% in the corresponding prior-year quarter. The year-over-year increase in operating expenses was due to costs associated with growth in the Company's technology team and public company readiness, as well as $3.7 million in investments associated with new products and services.

Return On Equity ("ROE") and FVPF Adjusted ROE – ROE for the quarter was 9.6%, as compared to 27.0% in the corresponding prior-year quarter.  FVPF adjusted ROE for the quarter was 14.6%, as compared to 2.7% in the corresponding prior-year quarter.

Funding and Liquidity

As of September 30, 2019, cash and cash equivalents were $154.5 million and restricted cash was $65.9 million. Cash and cash equivalents benefited from the successful completion of Oportun's initial public offering, which closed on September 30, 2019. FVPF cost of debt and debt-to-equity ratio were 4.2% and 3.3x, respectively, for 3Q 2019 as compared to 4.2% and 3.3x, respectively, for the prior-year quarter. In July 2019, the Company priced $250 million of three-year ABS notes (Class A and Class B) at 3.22%.

Financial Outlook for Fourth Quarter and Full Year 2019

Oportun is providing the following guidance for 4Q 2019 and full year 2019 as follows:

	4Q 2019	Full Year 2019
FVPF Total Revenue	$163 to $164 million	$596 to $597 million
FVPF Adjusted EBITDA	$15 to $16 million	$72 to $73 million
FVPF Adjusted Net Income	$18 to $19 million	$54 to $55 million
FVPF Diluted Adj. EPS	$0.61 to $0.65	$2.16 to $2.21
Annualized Net Charge-Off Rate	9.2% +/- 10 bps	8.5% +/- 10 bps

Management's guidance assumes the following interest rates:

•	For loans, which are projected to have weighted average life of 0.78 years, the Company is assuming a 12/31/2019 forward interpolated LIBOR/Swap rate of 1.67%, based on the spot rates from 10/31/2019.

•
For notes, which have a 3-year original term, the Company interpolates between the forward swap rates. The Company is assuming a 12/31/2019 forward interpolated LIBOR/Swap rate of 1.58%, based on the spot rates from 10/31/2019.

Conference Call

As previously announced, Oportun’s management will host a conference call to discuss third quarter 2019 results at 5:00 p.m. EDT (2:00 p.m. PDT) today. The dial-in number for the conference call is 877-407-9208 (toll-free) or 201-493-6784 (international). Participants should call in 10 minutes prior to the scheduled start time. A live webcast of the call will be accessible from the Investor Relations page of Oportun's website at https://investor.oportun.com. Both the call and webcast are open to the general public. For those unable to listen to the live broadcast, a replay will be available through Tuesday, November 26, 2019, by phone at 844-512-2921 (toll-free) or 412-317-6671 (international), passcode 13695846, and a webcast replay will be available at https://investor.oportun.com for one year. An investor presentation that includes supplemental financial information and reconciliations of certain GAAP measures to their most directly comparable non-GAAP measures, will be available on the Investor Relations page of Oportun's website at https://investor.oportun.com prior to the start of the conference call.

About Non-GAAP Financial Measures

This press release presents information about the Company’s Fair Value Pro Forma results, FVPF Total Revenue, FVPF Adjusted Net Income, FVPF Adjusted EBITDA, FVPF Operating Efficiency, and FVPF Return on Equity, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company presents non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, the non-GAAP measures the Company uses, as presented, may not be comparable to similar measures used by other companies.

About Oportun

Oportun is a mission-driven, technology-powered provider of inclusive, affordable financial services and a certified Community Development Financial Institution. By lending money to hardworking, low-to-moderate income individuals, Oportun helps them move forward in their lives, demonstrate their creditworthiness, and establish the credit history they need to access new opportunities. Oportun operates over 325 retail locations and delivers bilingual (English/Spanish) customer service through retail locations, contact centers, and mobile to customers in twelve states: Arizona, California, Florida, Idaho, Illinois, Missouri, Nevada, New Jersey, New Mexico, Texas, Utah, and Wisconsin.

For more information on Oportun please visit http://www.oportun.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this draft press release, including statements as to future results of operations and financial position, planned products and services, business strategy and plans and objectives of management for future operations of Oportun are forward-looking statements. These statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause the Oportun’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You generally can identify these statements by terms such as “expect,” “plan,” “anticipate,” “intend,” “target,” “project,” “predict,” “potential,” “explore,” outlook,” “continue,” “may,” “seek,” “approximately,” “believe,” or “estimate” and similar expressions or the negative versions of these words or comparable words, as well as future or conditional verbs such as “will,” “should,” “would,” “likely” and “could.” These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those included in the forward-looking statements. Oportun has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operation. These risks and uncertainties include those risks described in Oportun's filings with the Securities and Exchange Commission and include, but are not limited to, Oportun’s future financial performance, including trends in revenue, net revenue, operating expenses, net income, and free cash flow; changes in market interest rates; increases in loan delinquencies and charge-offs; Oportun’s ability to operate successfully in a highly regulated industry; the effect of management changes; cyberattacks and security vulnerabilities in Oportun's products and services; and the Oportun’s ability to compete successfully. The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, Oportun disclaims any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.

Contacts

Investor Contact
Nils Erdmann
650.810.9074
ir@oportun.com

Media Contact
Michael Azzano
Cosmo PR for Oportun
415.596.1978
michael@cosmo-pr.com

Oportun and the Oportun logo are registered trademarks of Oportun, Inc.

Oportun Financial Corporation
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue
Interest income	$139.3	$115.9	$395.8	$324.0
Non-interest income	14.6	12.6	39.0	34.6
Total revenue	153.9	128.5	434.8	358.6
Less:
Interest expense	15.5	11.9	44.8	33.6
Provision (release) for loan losses	(0.4)	7.1	(3.8)	19.6
Net increase (decrease) in fair value	(24.3)	(6.9)	(78.6)	34.0
Net revenue	114.5	102.6	315.2	339.4

Operating expenses:
Technology and facilities	26.8	20.9	72.8	60.4
Sales and marketing	24.7	20.9	69.1	54.1
Personnel	28.6	16.0	66.4	46.0
Outsourcing and professional fees	16.0	12.9	42.8	35.9
General, administrative and other	3.9	2.9	10.8	7.7
Total operating expenses	100.1	73.5	262.0	204.1

Income before taxes	14.4	29.1	53.3	135.3
Income tax expense	4.4	8.2	14.8	37.2
Net income	$10.0	$20.8	$38.4	$98.1

Diluted (Loss) Earnings per Common Share ($ actuals)	(6.39)	0.64	—	3.42
Diluted Weighted Average Common Shares (actuals)	4,294,107	3,990,374	3,397,503	3,750,768

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
CONSOLIDATED BALANCE SHEETS
(in millions, unaudited)

	September 30,	December 31,
	2019	2018
Assets
Cash and cash equivalents	$154.5	$70.5
Restricted cash	65.9	58.7
Loans receivable at fair value	1,681.9	1,227.5
Loans receivable at amortized cost	76.2	323.8
Less:
Unamortized deferred origination costs and fees, net	(0.3)	(1.7)
Allowance for loan losses	(6.9)	(26.3)
Loans receivable at amortized cost, net	69.0	295.8
Loans held for sale	4.2	—
Interest and fees receivable, net	14.4	13.2
Right of use assets - operating	39.2	—
Deferred tax asset	1.6	1.0
Other assets	62.0	73.3
Total assets	$2,092.6	$1,739.9

Liabilities and stockholders' equity
Liabilities
Secured financing	$—	$85.3
Asset-backed notes at fair value	1,133.1	867.3
Asset-backed notes at amortized cost	358.8	357.7
Amount due to whole loan buyer	30.1	27.9
Lease liabilities	41.8	—
Deferred tax liabilities	19.5	13.9
Other liabilities	48.1	41.3
Total liabilities	1,631.5	1,393.4
Stockholders' equity
Convertible preferred stock	—	—
Convertible preferred stock, additional paid-in capital	—	257.9
Common stock	—	—
Common stock, additional paid-in capital	416.2	44.4
Convertible preferred stock warrants	0.1	0.1
Accumulated other comprehensive loss	(0.2)	(0.1)
Retained earnings	53.5	52.7
Treasury stock	(8.5)	(8.4)
Total stockholders’ equity	461.1	346.5
Total liabilities and stockholders' equity	$2,092.6	$1,739.9

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Cash flows from operating activities
Net income	$10.0	$20.8	$38.4	$98.1
Adjustments for non-cash items	29.2	7.4	83.8	(12.2)
Proceeds from sale of loans in excess of originations of loans sold and held for sale	8.0	8.1	21.1	23.7
Changes in balances of operating assets and liabilities	21.3	(7.0)	23.9	(9.2)
Net cash provided by operating activities	68.6	29.4	167.2	100.4

Cash flows from investing activities
Loan originations in excess of loan repayments received	(139.6)	(129.0)	(282.5)	(291.5)
Purchase of fixed assets	(2.0)	(2.0)	(5.8)	(7.6)
Capitalization of system development costs	(5.0)	(0.6)	(11.7)	(2.1)
Net cash used in investing activities	(146.7)	(131.5)	(300.0)	(301.3)

Cash flows from financing activities
Borrowings	292.0	327.2	332.0	620.2
Repayments	(159.0)	(222.2)	(169.1)	(420.1)
Net IPO proceeds and stock based activities	61.0	0.4	61.1	0.9
Net cash provided by financing activities	193.9	105.3	224.0	201.0

Net increase in cash and cash equivalents and restricted cash	115.8	3.2	91.2	0.1
Cash and cash equivalents and restricted cash beginning of period	104.6	91.1	129.2	94.2
Cash and cash equivalents and restricted cash end of period	$220.4	$94.3	$220.4	$94.3

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
CONSOLIDATED KEY PERFORMANCE METRICS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Aggregate originations (in millions)	$543.5	$457.8	$1,432.6	$1,228.7
Active customers	745,089	642,521	745,089	642,521
Customer acquisition cost	$128	$124	$135	$121
Managed principal balance at end of period (in millions)	$2,018.6	$1,617.5	$2,018.6	$1,617.5
30+ day delinquency rate	3.8%	3.5%	3.8%	3.5%
Annualized net charge-off rate	8.1%	6.9%	8.0%	7.1%
Operating efficiency	65.0%	57.2%	60.2%	56.9%
FVPF adj. operating efficiency	57.9%	56.9%	57.0%	57.3%
Return on equity	9.6%	27.0%	12.7%	48.7%
FVPF adj. return on equity	14.6%	2.7%	11.7%	12.3%

Average daily principal balance (in millions)	$1,647.2	$1,320.7	$1,575.5	$1,232.5
Owned principal balance at end of period (in millions)	$1,691.8	$1,365.1	$1,691.8	$1,365.1

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
ABOUT NON-GAAP FINANCIAL MEASURES
(unaudited)

The press release dated November 12, 2019 contains non-GAAP financial measures. The following tables reconcile the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with United States Generally Accepted Accounting Principles ("GAAP"). These non-GAAP financial measures include FVPF Total Revenue, FVPF Adjusted EBITDA, FVPF Adjusted Net Income, FVPF Operating Efficiency and FVPF Adjusted Return on Equity.

The Company believes that the provision of these non-GAAP financial measures can provide useful measures for period-to-period comparisons of Oportun's core business and useful information to investors and others in understanding and evaluating its operating results. However, non-GAAP financial measures are not calculated in accordance with GAAP and should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

Fair Value Pro Forma
Oportun has elected the fair value option to account for all loans held for investment that were originated on or after January 1, 2018, the "Fair Value Loans," and for all asset-backed notes issued on or after January 1, 2018, the "Fair Value Notes." The Company made this election because, for a fast-growing company that produces high-quality assets such as Oportun, fair value accounting brings its GAAP net income closer to the net cash flow generated by its business, and more in line with its more mature public peers. In order to facilitate comparisons to prior periods, the Company has provided financial information for the three months ended September 30, 2019 and for prior periods on a pro forma basis, or the fair value pro forma, as if the fair value option had been elected since inception for all loans originated and held for investment and all asset-backed notes issued.

Adjusted EBITDA
The Company defines Adjusted EBITDA as fair value pro forma net income (loss), adjusted to eliminate the effect of certain items as described below. The Company believes that Adjusted EBITDA is an important measure because it allows management, investors and its board of directors to evaluate and compare operating results, including return on capital and operating efficiencies, from period-to-period by making the adjustments described below. In addition, it provides a useful measure for period-to-period comparisons of Oportun's business, as it removes the effect of income taxes, certain non-cash items, variable charges and timing differences.

•	The Company excludes the impact of the litigation reserve because it does not believe that this item reflects ongoing business operations.

•
The Company also reverses origination fees for Fair Value Loans, net. As a result of Oportun's election of the fair value option for Fair Value Loans, the Company recognizes the full amount of any origination fees as revenue at the time of loan disbursement in advance of collection of origination fees through principal payments. As a result, the Company believes it is beneficial to exclude the uncollected portion of such origination fees, because such amounts do not represent cash received.

•	The Company also reverses the fair value mark-to-market adjustment because it is a non-cash adjustment.
Adjusted Net Income
The Company defines adjusted net income as net income (loss), adjusted to exclude income tax expense (benefit), stock-based compensation expenses and litigation reserve, net of tax. The Company believes that adjusted net income is an important measure of operating performance because it allows management, investors, and Oportun's board of directors to evaluate and compare its operating results, including return on capital and operating efficiencies, from period to period, excluding the after-tax impact of non-cash, stock-based compensation expense and one-time, non-recurring items such as litigation reserves.

•
The Company believes it is useful to exclude the impact of income tax expense (benefit), as reported, because historically it has included irregular income tax items that do not reflect ongoing business operations. We also include the impact of normalized income tax expense by applying the income tax rate noted in the table.

•	The Company believes it is useful to exclude stock-based compensation expense, net of income tax, because it is a non-cash charge.

•	The Company excludes the impact of the litigation reserve, net of tax, because it does not believe that this item reflects its ongoing business operations.
Adjusted Operating Efficiency
The Company defines fair value pro forma adjusted operating efficiency as total fair value pro forma operating expenses excluding stock-based compensation expense divided by fair value pro forma total revenue. The Company believes operating efficiency is an important measure because it allows management, investors and Oportun's board of directors to evaluate how efficient the Company is at managing costs relative to revenue.

Adjusted Return on Equity
The Company defines fair value pro forma adjusted return on equity (“ROE”) as annualized fair value pro forma adjusted net income divided by fair value pro forma average shareholders’ equity. The Company believes ROE is an important measure because it allows management, investors and Oportun's board of directors to evaluate the profitability of the business in relation to equity and how well the Company generates income from the equity available.

Diluted Adjusted EPS
The Company defines diluted adjusted EPS as adjusted net income divided by weighted average diluted shares outstanding. Weighted-average diluted common shares outstanding have been adjusted to reflect the conversion of all preferred shares as of the beginning of each annual period.

Oportun Financial Corporation
FVPF CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue:
Interest income	$139.0	$113.4	$394.2	$313.1
Non-interest income	14.6	12.6	39.0	34.6
Total revenue	153.6	126.1	433.2	347.7
Less:
Interest expense	15.1	11.3	43.7	31.2
Net increase (decrease) in fair value	(27.6)	(39.8)	(92.6)	(75.8)
Net revenue	110.9	74.9	296.9	240.7

Operating expenses:
Technology and facilities	26.8	20.9	72.8	60.4
Sales and marketing	24.7	20.9	69.1	54.1
Personnel	28.6	16.0	66.4	46.0
Outsourcing and professional fees	16.0	12.9	42.8	35.9
General, administrative and other	3.9	2.9	10.8	7.7
Total operating expenses	100.1	73.5	262.0	204.1

Income before taxes	10.9	1.4	34.9	36.6
Income tax expense	3.3	0.4	9.8	10.0
Net income	$7.6	$1.0	$25.1	$26.6

Diluted Adjusted Earnings per Common Share ($ actuals)	0.64	0.10	1.53	1.30
Diluted Weighted Average Common Shares (actuals)	4,294,107	3,990,374	3,397,503	3,750,768

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	Three Months Ended September 30, 2019			Three Months Ended September 30, 2018
	As Reported	FV Adjustments	FV Pro Forma	As Reported	FV Adjustments	FV Pro Forma
Revenue:
Interest income	$139.3	$(0.3)	$139.0	$115.9	$(2.4)	$113.4
Non-interest income	14.6	—	14.6	12.6	—	$12.6
Total revenue	153.9	(0.3)	153.6	128.5	(2.4)	126.1
Less:
Interest expense	15.5	(0.4)	15.1	11.9	(0.6)	11.3
Provision (release) for loan losses	(0.4)	0.4	—	7.1	(7.1)	—
Net decrease in fair value	(24.3)	(3.2)	(27.6)	(6.9)	(32.9)	(39.8)
Net revenue	114.5	(3.6)	110.9	102.6	(27.7)	74.9

Operating expenses:
Technology and facilities	26.8	—	26.8	20.9	—	20.9
Sales and marketing	24.7	—	24.7	20.9	—	20.9
Personnel	28.6	—	28.6	16.0	—	16.0
Outsourcing and professional fees	16.0	—	16.0	12.9	—	12.9
General, administrative and other	3.9	—	3.9	2.9	—	2.9
Total operating expenses	100.1	—	100.1	73.5	—	73.5

Income before taxes	14.4	(3.6)	10.9	29.1	(27.7)	1.4
Income tax expense	4.4	(1.1)	3.3	8.2	(7.9)	0.4
Net income	$10.0	$(2.5)	$7.6	$20.8	$(19.8)	$1.0

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	Nine Months Ended September 30, 2019			Nine Months Ended September 30, 2018
	As Reported	FV Adjustments	FV Pro Forma	As Reported	FV Adjustments	FV Pro Forma
Revenue:
Interest income	$395.8	$(1.6)	$394.2	$324.0	$(10.8)	$313.1
Non-interest income	39.0	—	39.0	34.6	—	34.6
Total revenue	434.8	(1.6)	433.2	358.6	(10.8)	347.7
Less:
Interest expense	44.8	(1.1)	43.7	33.6	(2.4)	31.2
Provision (release) for loan losses	(3.8)	3.8	—	19.6	(19.6)	—
Net increase (decrease) in fair value	(78.6)	(14.1)	(92.6)	34.0	(109.9)	(75.8)
Net revenue	315.2	(18.3)	296.9	339.4	(98.7)	240.7

Operating expenses:
Technology and facilities	72.8	—	72.8	60.4	—	60.4
Sales and marketing	69.1	—	69.1	54.1	—	54.1
Personnel	66.4	—	66.4	46.0	—	46.0
Outsourcing and professional fees	42.8	—	42.8	35.9	—	35.9
General, administrative and other	10.8	—	10.8	7.7	—	7.7
Total operating expenses	262.0	—	262.0	204.1	—	204.1

Income before taxes	53.3	(18.3)	34.9	135.3	(98.7)	36.6
Income tax expense	14.8	(5.1)	9.8	37.2	(27.1)	10.0
Net income	$38.4	$(13.3)	$25.1	$98.1	$(71.6)	$26.6

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	September 30, 2019	September 30, 2018
Assets
Cash and cash equivalents	$154.5	$42.2
Restricted cash	65.9	52.1
Loans receivable	1,756.3	1,395.5
Other assets	115.3	54.8
Total assets	2,092.0	1,544.6

Liabilities
Total debt	1,493.9	1,134.2
Other liabilities	138.6	66.3
Total liabilities	1,632.5	1,200.5
Total stockholder's equity	459.4	344.1
Total liabilities and stockholders' equity	$2,092.0	$1,544.6

	September 30, 2019			September 30, 2018
	As Reported	FV Adjustments	FV Pro Forma	As Reported	FV Adjustments	FV Pro Forma
Assets
Cash and cash equivalents	$154.5	$—	$154.5	$42.2	$—	$42.2
Restricted cash	65.9	—	65.9	52.1	—	52.1
Loans receivable	1,750.9	5.4	1,756.3	1,359.5	36.0	1,395.5
Other assets	121.3	(6.0)	115.3	69.0	(14.1)	54.8
Total assets	2,092.6	(0.6)	2,092.0	1,522.7	21.9	1,544.6

Liabilities
Total debt	1,491.8	2.1	1,493.9	1,135.7	(1.4)	1,134.2
Other liabilities	139.6	(1.0)	138.6	66.3	—	66.3
Total liabilities	1,631.5	1.1	1,632.5	1,201.9	(1.4)	1,200.5
Total stockholder's equity	461.1	(1.7)	459.4	320.8	23.3	344.1
Total liabilities and stockholders' equity	$2,092.6	$(0.6)	$2,092.0	$1,522.7	$21.9	$1,544.6

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Fair Value Pro Forma Adjusted EBITDA	2019	2018	2019	2018
Net income	$10.0	$20.8	$38.4	$98.1
Fair value pro forma net income adjustment	(2.5)	(19.8)	(13.3)	(71.6)
Fair value pro forma net income	$7.6	$1.0	$25.1	$26.6
Adjustments:
Income tax expense	3.3	0.4	9.8	10.0
Depreciation and amortization	3.6	3.0	9.7	8.7
Stock-based compensation expense	11.2	1.9	15.2	5.0
Litigation reserve	—	—	—	—
Origination fees for Fair Value Loans, net	(0.9)	(1.4)	(0.4)	(1.7)
Fair value mark-to-market adjustment	(6.1)	16.9	(2.0)	10.5
Fair Value Pro Forma Adjusted EBITDA	$18.6	$21.8	$57.3	$59.1

	Three Months Ended September 30,		Nine Months Ended September 30,
Fair Value Pro Forma Adjusted Net Income	2019	2018	2019	2018
Net income	$10.0	$20.8	$38.4	$98.1
Fair value pro forma net income adjustment	(2.5)	(19.8)	(13.3)	(71.6)
Fair value pro forma net income	$7.6	$1.0	$25.1	$26.6
Adjustments:
Income tax expense	3.3	0.4	9.8	10.0
Stock-based compensation expense	11.2	1.9	15.2	5.0
Litigation reserve	—	—	—	—
Adjusted income before taxes	22.0	3.2	50.1	41.6
Normalized income tax expense	6.7	0.9	14.3	11.4
Fair Value Pro Forma Adjusted Net Income	$15.3	$2.4	$35.9	$30.2

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
RECONCILIATION OF FORWARD LOOKING NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	4Q 2019		FY 2019
	Low	High	Low	High
Fair Value Pro Forma Total Revenue
Total revenue	$163.2	$164.4	$597.8	$599.2
Adjustments:	(0.2)	(0.4)	(1.8)	(2.2)
Fair value pro forma total revenue	$163.0	$164.0	$596.0	$597.0

	4Q 2019		FY 2019
	Low	High	Low	High
Fair Value Pro Forma Adjusted EBITDA
Fair value pro forma net income	$15.1	$15.9	$40.2	$41.0
Adjustments:
Income tax expense	5.6	5.9	15.6	15.9
Depreciation and amortization	4.0	4.2	13.6	13.7
Stock-based compensation expense	4.0	4.1	19.2	19.5
Origination fees for Fair Value Loans, net	(1.3)	(1.5)	(1.8)	(2.0)
Fair value mark-to-market adjustment	(12.4)	(12.6)	(14.8)	(15.1)
Fair Value Pro Forma Adjusted EBITDA	$15.0	$16.0	$72.0	$73.0

	4Q 2019		FY 2019
	Low	High	Low	Low
Fair Value Pro Forma Adjusted Net Income
Fair value pro forma net income	$15.1	$15.9	$40.2	$41.0
Adjustments:
Income tax expense	5.6	5.9	15.6	15.9
Stock-based compensation expense	4.0	4.2	19.2	19.5
Adjusted income before taxes	24.7	26.0	75.0	76.4
Normalized income tax expense	6.7	7.0	21.0	21.4
Fair Value Pro Forma Adjusted Net Income	$18.0	$19.0	$54.0	$55.0

Note: Numbers may not foot or cross-foot due to rounding.